Exhibit 99.1

News Release
For Immediate Release: November 1, 2022
H&R Block Reports Fiscal 2023 First Quarter Results; Reaffirms Full Year Outlook
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) (the "Company") today released its financial results1 for the fiscal 2023 first quarter ended September 30, 2022.
•Q1 performance met expectations, and extension conversions increased 5% over the prior year
•The Company reiterates its previously given fiscal year 2023 outlook
•Repurchased $219.8 million of shares, retiring another 3% of shares outstanding
•Block Advisors launched a new self-serve business formation product for clients that streamlines the complicated process of registering a business entity
"In fiscal year 2023 we are focused on building upon the momentum we have driven over the last couple years, and we are off to a good start," said Jeff Jones, H&R Block's president and chief executive officer. "We did well converting extensions, and we saw ongoing, healthy adoption of virtual tools. Overall, I am pleased with our results and am looking forward to the rest of the year."
Fiscal 2023 First Quarter Results and Key Financial Metrics
"While the first quarter is a relatively small portion of our fiscal year, results were in line with expectations and we continued to drive value for shareholders through our capital allocation practice," said Tony Bowen, H&R Block's chief financial officer. "We continued to execute share repurchase, buying back another 3% of shares outstanding in the quarter, and are reaffirming our outlook that includes topline growth, EBITDA that outpaces revenue, and EPS that grows even faster."
•Total revenue of $180.0 million decreased by $12.6 million, or 7%, to the prior year. The decrease was due to the Advanced Child Tax Credit being loaded onto Emerald Cards last year, causing a $16.6 million impact in the quarter. The Company also expects there to be a similar impact in the second quarter. As a reminder, the Child Tax Credit was contemplated in the Company's FY23 outlook. Additionally, the Company had a $4 million negative impact from foreign exchange in its Australian and Canadian businesses. These declines were partially offset by growth at Wave, and an increase in net average charge in the Company's Assisted business.
•Total operating expenses of $389.1 million increased by $21.7 million, or 6%, primarily due to higher compensation and technology related expenses, partially offset by lower consulting and outsourced services.
•Pretax loss increased by $24.0 million to $221.3 million.
•Loss per share from continuing operations2 increased from $(0.84) to $(1.05) and adjusted loss per share2 from continuing operations increased from $(0.78) to $(0.99), primarily due to the larger operating loss and fewer shares outstanding.
1All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2All per share amounts are based on fully diluted shares at the end of the corresponding period. The company reports non-GAAP financial measures of performance, including adjusted earnings per share (EPS), earnings before interest, tax, depreciation, and amortization (EBITDA) from continuing operations, and free cash flow, which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Capital Structure
The Company reported the following related to its capital structure:
•Repurchased and retired 4.9 million shares at an aggregate price of $219.8 million in the first quarter. The Company has approximately $1 billion remaining on its latest $1.25 billion authorization which is available through fiscal year 2025.
•As previously announced, a quarterly cash dividend of $0.29 per share was paid on October 3, 2022 to shareholders of record as of September 8, 2022. H&R Block has paid quarterly dividends consecutively since the Company became public in 1962.
Since 2016, the Company has returned nearly $3 billion to shareholders in the form of share repurchases and dividends, buying back approximately one third of its shares outstanding.
Fiscal Year 2023 Outlook Reaffirmed
The Company continues to expect:
•Revenue to be in the range of $3.535 to $3.585 billion
•EBITDA3 to be in the range of $915 to $950 million
•Effective tax rate to be approximately 22%
•Adjusted Diluted Earnings Per Share3 to be in the range of $3.70 to $3.95
•Double-digit Adjusted Diluted Earnings Per Share3 growth annually through 2025
Conference Call
A conference call for analysts, institutional investors, and shareholders will be held at 4:30 p.m. Eastern time on Tuesday, November 1, 2022. During the conference call the company will discuss fiscal 2023 first quarter results, outlook, and give a general business update. To join live, participants must register at https://register.vevent.com/register/BId29b06427c0d4f5bbae0dbac2b064807. Once registered, the participant will receive a dial-in number and unique PIN to access the call. Please join approximately 5 minutes prior to the scheduled start time.
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The webcast can be accessed directly at https://edge.media-server.com/mmc/p/fa3vwp6h and will be available for replay 2 hours after the call is concluded and continuing for 90 days.
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation services, financial products, and small-business solutions. The company blends digital innovation with human expertise and care as it helps people get the best outcome at tax time and also be better with money using its mobile banking app, Spruce. Through Block Advisors and Wave, the company helps small-business owners thrive with innovative products like Wave Money, a mobile-first, small-business bank account and bookkeeping solution that manages bookkeeping automatically. For more information, visit H&R Block News or follow @HRBlockNews on Twitter.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable
3Adjusted Diluted Earnings Per Share (EPS) and earnings before interest, tax, depreciation, and amortization (EBITDA) from continuing operations are non-GAAP financial measures. Future period non-GAAP outlook includes adjustments for items not indicative of our core operations, which may include, without limitation, items described in the below section titled “Non-GAAP Financial Information” and in the accompanying tables. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual, or unanticipated charges, expenses or gains, or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP outlook to the most comparable GAAP measures.

financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. They also include the expected impact of the coronavirus (COVID-19) pandemic, including, without limitation, the impact on economic and financial markets, the Company’s capital resources and financial condition, the expected use of proceeds under the Company’s revolving credit facility, future expenditures, potential regulatory actions, such as extensions of tax filing deadlines or other related relief, changes in consumer behaviors and modifications to the Company’s operations related thereto. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at https://investors.hrblock.com. In addition, factors that may cause the Company’s actual estimated effective tax rate to differ from estimates include the Company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the Company has made, future actions of the Company, or increases in applicable tax rates in jurisdictions where the Company operates. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information

Investor Relations:	Michaella Gallina, (816) 854-3022, michaella.gallina@hrblock.com
Jordyn Eskijian, (816) 854-5674, jordyn.eskijian@hrblock.com
Media Relations:	Angela Davied, (816) 854-5798, angela.davied@hrblock.com

TABLES FOLLOW

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended September 30,
	2022	2021
REVENUES:
U.S. tax preparation and related services:
Assisted tax preparation	$36,312	$33,607
Royalties	6,228	7,358
DIY tax preparation	3,158	4,061
Refund Transfers	1,284	1,665
Peace of Mind® Extended Service Plan	24,770	24,836
Tax Identity Shield®	5,167	5,153
Other	9,360	9,745
Total U.S. tax preparation and related services:	86,279	86,425
Financial services:
Emerald Card® and SpruceSM	11,612	28,258
Interest and fee income on Emerald AdvanceSM	614	479
Total financial services	12,226	28,737
International	58,834	58,325
Wave	22,646	19,137
Total revenues	$179,985	$192,624
Compensation and benefits:
Field wages	61,673	56,079
Other wages	63,753	58,064
Benefits and other compensation	34,832	25,450
	160,258	139,593
Occupancy	97,590	95,822
Marketing and advertising	10,649	10,073
Depreciation and amortization	33,624	35,715
Bad debt	329	1,043
Other	86,646	85,150
Total operating expenses	389,096	367,396

Other income (expense), net	3,611	284
Interest expense on borrowings	(15,824)	(22,830)
Pretax loss	(221,324)	(197,318)
Income tax benefit	(53,957)	(47,373)
Net loss from continuing operations	(167,367)	(149,945)
Net loss from discontinued operations	(1,054)	(1,656)
Net loss	$(168,421)	$(151,601)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(1.05)	$(0.84)
Discontinued operations	(0.01)	(0.01)
Consolidated	$(1.06)	$(0.85)

WEIGHTED AVERAGE DILUTED SHARES	159,284	178,099

Adjusted diluted EPS (1)	$(0.99)	$(0.78)
EBITDA (1)	(171,876)	(138,773)

(1) All non-GAAP measures are results from continuing operations. See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	September 30, 2022	June 30, 2022

ASSETS
Cash and cash equivalents	$322,824	$885,015
Cash and cash equivalents - restricted	108,550	165,698
Receivables, net	61,035	58,447
Income taxes receivable	154,123	202,838
Prepaid expenses and other current assets	77,906	72,460
Total current assets	724,438	1,384,458
Property and equipment, net	127,934	123,912
Operating lease right of use assets	412,823	427,783
Intangible assets, net	303,483	309,644
Goodwill	746,711	760,401
Deferred tax assets and income taxes receivable	193,761	208,948
Other noncurrent assets	50,082	54,012
Total assets	$2,559,232	$3,269,158
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$168,496	$160,929
Accrued salaries, wages and payroll taxes	56,162	154,764
Accrued income taxes and reserves for uncertain tax positions	188,118	280,115
Operating lease liabilities	197,491	206,898
Deferred revenue and other current liabilities	179,956	196,107
Total current liabilities	790,223	998,813
Long-term debt	1,487,407	1,486,876
Deferred tax liabilities and reserves for uncertain tax positions	229,340	226,362
Operating lease liabilities	222,914	228,820
Deferred revenue and other noncurrent liabilities	94,333	116,656
Total liabilities	2,824,217	3,057,527
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	1,887	1,936
Additional paid-in capital	759,629	772,182
Accumulated other comprehensive loss	(53,990)	(21,645)
Retained earnings (deficit)	(311,671)	120,405
Less treasury shares, at cost	(660,840)	(661,247)
Total stockholders' equity (deficiency)	(264,985)	211,631
Total liabilities and stockholders' equity	$2,559,232	$3,269,158

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Three months ended September 30,	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(168,421)	$(151,601)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	33,624	35,715
Provision	1,077	1,850
Deferred taxes	16,918	(13,547)
Stock-based compensation	7,654	6,847
Changes in assets and liabilities, net of acquisitions:
Receivables	3,702	35,913
Prepaid expenses, other current and noncurrent assets	(2,669)	8,610
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(129,908)	(134,215)
Deferred revenue, other current and noncurrent liabilities	(41,549)	(27,990)
Income tax receivables, accrued income taxes and income tax reserves	(41,659)	(72,768)
Other, net	(435)	(1,438)
Net cash used in operating activities	(321,666)	(312,624)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(16,161)	(15,620)
Payments made for business acquisitions, net of cash acquired	(16,507)	(4,265)
Franchise loans funded	(6,686)	(4,474)
Payments from franchisees	2,270	2,839
Other, net	(274)	2,067
Net cash used in investing activities	(37,358)	(19,453)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(43,093)	(48,996)
Repurchase of common stock, including shares surrendered	(202,845)	(165,800)
Proceeds from exercise of stock options	—	3,385
Other, net	(955)	(5,911)
Net cash used in financing activities	(246,893)	(217,322)

Effects of exchange rate changes on cash	(13,422)	(3,959)

Net decrease in cash and cash equivalents, including restricted balances	(619,339)	(553,358)
Cash, cash equivalents and restricted cash, beginning of period	1,050,713	1,584,164
Cash, cash equivalents and restricted cash, end of period	$431,374	$1,030,806

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid (received), net	$(29,811)	$38,419
Interest paid on borrowings	19,792	12,594
Accrued purchase of common stock	32,356	4,785
Accrued additions to property and equipment	4,704	6,273
New operating right of use assets and related lease liabilities	52,265	29,371
Accrued dividends payable to common shareholders	46,100	47,940

(in 000s)
	Three months ended September 30,
NON-GAAP FINANCIAL MEASURE - EBITDA	2022	2021

Net loss - as reported	$(168,421)	$(151,601)
Discontinued operations, net	1,054	1,656
Net loss from continuing operations - as reported	(167,367)	(149,945)
Add back:
Income tax benefit	(53,957)	(47,373)
Interest expense	15,824	22,830
Depreciation and amortization	33,624	35,715
	(4,509)	11,172
EBITDA from continuing operations	$(171,876)	$(138,773)

(in 000s, except per share amounts)
	Three months ended September 30,
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS	2022	2021

Net loss from continuing operations - as reported	$(167,367)	$(149,945)
Adjustments:
Amortization of intangibles related to acquisitions (pretax)	12,696	14,870
Tax effect of adjustments (1)	(3,221)	(3,635)
Adjusted net loss from continuing operations	$(157,892)	$(138,710)
Diluted loss per share from continuing operations - as reported	$(1.05)	$(0.84)
Adjustments, net of tax	0.06	0.06
Adjusted diluted loss per share from continuing operations	$(0.99)	$(0.78)

(1)Tax effect of adjustments is the difference between the tax provision calculated on a GAAP basis and on an adjusted non-GAAP basis.
Non-GAAP Financial Information
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business. We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions and goodwill impairments. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations, adjusted diluted earnings per share from continuing operations, free cash flow and free cash flow yield. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.